UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2013

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

On February 25, 2013, Constant Contact, Inc. (“Constant Contact”) issued a press release announcing the resignation of Rick W. Jensen described in Item 5.02 below (the “Press Release”). The Press Release also discloses that Constant Contact reaffirms its financial guidance for the first quarter of 2013 and full year 2013 (the “Reaffirmed Financial Guidance”) that was disclosed in the press release issued by Constant Contact on January 31, 2013, which was furnished to the Securities and Exchange Commission (the “Commission”) under Item 2.02 of Constant Contact’s Current Report on Form 8-K, as furnished to the Commission on January 31, 2013. A copy of the Press Release, solely with respect to the Reaffirmed Financial Guidance, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, Mr. Jensen gave formal notice of his resignation as the Senior Vice President, Chief Sales and Marketing Officer of Constant Contact. His resignation will be effective on March 31, 2013.

Item 8.01 Other Events.

As disclosed under Item 2.02 of this Current Report on Form 8-K, on February 25, 2013, Constant Contact issued the Press Release. A copy of the Press Release is attached hereto as Exhibit 99.1 and, except with respect to the Reaffirmed Financial Guidance, is incorporated herein by reference. Except with respect to the Reaffirmed Financial Guidance, the Press Release shall be deemed “filed” for purposes of Section 18 of the Security Exchange Act of 1934 (the “Exchange Act”) and shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: February 25, 2013	By:	/s/ Robert D. Nicoson
Robert D. Nicoson
Vice President and Chief Human Resources Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Constant Contact, Inc. on February 25, 2013